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                       TRINITY INDUSTRIES LEASING COMPANY
                        RAILROAD CAR NET LEASE AGREEMENT

         This Lease Agreement, dated February 12, 2002, (hereinafter called the "Agreement") by and between TRINITY INDUSTRIES LEASING COMPANY, a Delaware corporation, with its principal office at 70 West Madison Street, Suite 1960, Chicago, Illinois 60602-4391. (hereinafter called "Lessor") and SOUTH DAKOTA SOYBEAN PROCESSORS, a South Dakota corporation, with its principal office at 100 Caspian Avenue, Volga, South Dakota 57071 (hereinafter called "Lessee").

         In consideration of the mutual terms and conditions hereinafter set forth, the parties hereto hereby agree as follows:

                           ARTICLE 1: LEASE AGREEMENT

         Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the cars shown on each Rider hereto and such additional Riders as may be added from time to time (each such Rider and together with this Agreement shall be collectively referred to as the "Lease") by agreement of the parties and signed by their duly authorized representatives (all such cars being hereinafter referred to as a "car" or the "cars"). Each Rider shall set forth a brief description of the car or cars covered thereby, including such facts as the number of cars, the Association of American Railroads (AAR) or Department of Transportation (DOT) specifications, rental charges, term throughout which the car or cars shall remain in Lessee's service and such other information as may be desired by both parties. Lessor and Lessee agree that each Rider hereto shall constitute a separate Lease which incorporates the terms of this Agreement. Each Rider shall be severable from any other cars or Riders relating to this Agreement and shall become a separate lease (incorporating the terms of this Agreement) which is separately transferable for all purposes. It is the intent of all parties to this Agreement to characterize this Agreement as a true lease.

                                 ARTICLE 2: TERM

         The term of this Lease, with respect to each car, shall commence upon the initial delivery of such car to Lessee in the manner set forth in
Article 3 and shall terminate on the earlier of the loss or destruction of such car or, with respect to all cars leased hereunder, at the end of the lease term set forth in the Rider(s) attached hereto; provided, however, that without limiting any other rights Lessor may have against Lessee, if Lessee is responsible for such loss or destruction of a car under Paragraph C of
Article 8, this Lease, with respect to such car, shall continue until Lessee pays to Lessor the Settlement Value (defined in Article 9 hereof) of such car as determined immediately prior to such loss or destruction. Notwithstanding the expiration or termination of this Lease, the obligations of the Lessee hereunder shall continue in effect with regard to each car until each car is returned to the possession of the Lessor in clean condition in accordance with Article 14 hereof.

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                               ARTICLE 3: DELIVERY

A. DELIVERY

         Lessor agrees to deliver each car to Lessee, and Lessee agrees to accept such delivery. The obligations of the Lessor to deliver the cars shall be excused, and Lessor shall not be liable, for any causes beyond the reasonable control of Lessor (including, but not limited to, delays caused by fire, labor difficulties, delays of carriers and materials suppliers, governmental authority, late delivery by the manufacturer of the cars or late delivery by a prior lessee) and, in the event of a delay in such delivery, Lessor shall deliver the cars to Lessee as soon as reasonably possible thereafter.

B. PLACE OF DELIVERY

         Lessor shall cause the cars to be delivered to Lessee at such point(s) specified in each Rider hereto.

C. COST OF DELIVERY

         Lessor shall pay all freight charges and other costs, if any, of the delivery of the cars from the point of manufacture.

                          ARTICLE 4: ACCEPTANCE OF CARS

         Upon delivery, Lessee shall promptly inspect each car and shall accept such car if it: (a) complies with the description set forth in the attached Rider(s), and (b) is fit and suitable for operation as those terns are defined in the Interchange Rules adopted by the AAR (the "Interchange Rules"). Upon acceptance, Lessee shall deliver to Lessor a Certificate of Acceptance in the form attached hereto as Exhibit A. Notwithstanding the foregoing, Lessee shall be deemed to have accepted any car delivered hereunder if, with respect to such car, the Lessee shall: (c) load, or otherwise use the car, or (d) fail to notify Lessor, in writing, within five
(5) days after delivery of Lessee's rejection of the car and the specific reasons why the car does not meet the applicable standards set forth in the Rider(s) or the Interchange Rules. If Lessee rejects any car, Lessor shall have the right to have the rejected car inspected by an inspector acceptable to both Lessor and Lessee. The cost of such inspection will be paid by Lessor if the cause for rejection is affirmed by the inspector, otherwise such cost will be borne by Lessee. The Lessee shall be deemed to have accepted any car for which the inspector determines that good cause for rejection did not exist. The decision of the inspector shall be final and binding upon the parties. The Lesses's acceptance, however affected, shall be deemed effective as of the delivery date and the monthly rentals as hereinafter set forth shall accrue from the delivery date. Such acceptance shall conclusively establish that such cars conform to the applicable standards set forth in the Rider(s) and the Interchange Rules.

                               ARTICLE 5: MARKINGS

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         At the time of delivery of the cars by Lessor to Lessee, the cars will be plainly marked on each side with the identification marks of Lessee. If such markings (or any of the markings required pursuant to Article 12) shall at any time be removed or become illegible, wholly or in part, Lessee shall immediately cause such markings to be restored or replaced at Lessee's expense. Lessee shall not otherwise place, or permit to be placed, any lettering or marking of any kind upon the cars without Lessor's prior written consent.

                          ARTICLE 6: PAYMENT OF RENTALS

         The monthly rental with respect to each car shall be as set forth in the Rider(s), and, subject to Article 2, shall accrue from (and including) the date of delivery at the point of manufacture to (and excluding) the date the car is redelivered in accordance with Article 14. The rental shall be payable to Lessor at 21038 NETWORK PLACE, CHICAGO, ILLINOIS 60673-1210 or at such other address as Lessor may specify by notice to Lessee, in U.S. Dollars and in advance on or before the first day of each calendar month during the term hereof; provided, however, that the rental for each car for the month in which it is delivered shall be prorated for the number of days (including the date of delivery) remaining in such month at a daily rate based upon a 365 day year; and shall be payable on or before the first day of the next succeeding calendar month. The amount by which rental payments for any month exceed the pro rata rental due for the cars leased to Lessee during such month shall be refunded to Lessee within ten (10) days of the end of such calendar month.

         This Lease is a net lease. Lessee's obligation to pay Lessor all rentals and other amounts hereunder, unless such obligation shall be terminated pursuant to the express provisions of this Lease, shall be absolute and unconditional; and Lessee shall not be entitled to any abatement or reduction of, or set off against, such rentals or other amounts irrespective of any claim, counterclaim, recoupment, defense or other right which Lessee may have, directly or indirectly, against the Lessor, the manufacturer of the cars or any other person or entity.

                           ARTICLE 7: TITLE AND USAGE

A. TITLE TO THE CARS

         Lessee acknowledges and agrees that by the execution of this Lease it does not obtain, and by payments and performance hereunder it does not, and will not, have or obtain any title to the cars or any property right or interest therein, legal or equitable, except solely as Lessee hereunder and subject to all of the terms hereof. Lessee shall keep the cars free from any liens or encumbrances created by or through Lessee.

B. USAGE OF THE CARS

         Throughout the continuance of this Lease, so long as Lessee is not in default under this Lease, but subject to Article 12, Lessee shall be entitled to possession of each car from the date the Lease becomes effective as to such car and shall use such car only in the manner for which it was designed and intended, and so as to subject it only to ordinary wear and tear, and in the usual interchange of traffic, provided, however that Lessee agrees that the cars shall, at all times, be

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used: (a) in conformity with all Interchange Rules, (b) in compliance with the terms and conditions of this Lease, and (c) predominantly in the continental limits of the United States, provided however, in no event shall more that forty percent (40%) of all cars shown on all the Riders to this Agreement (as determined by mileage records and measured annually on a calendar year basis) be used outside of the contiguous United States at the same time.

         In the event any car is used outside of the continental United States for any reason whatsoever, Lessee shall assume full responsibility for all costs, taxes, duties or other charges incidental to such use including costs incurred in returning any such car to the continental United States.

C. LESSEE'S RIGHT TO TRANSFER OR SUBLEASE

         Lessee shall not transfer, sublease or assign the cars or its interest and obligations pursuant to this Lease, nor shall a transfer, sublease or assignment by operation of law or otherwise of Lessee's interest in the cars or this Lease be effective against Lessor, without Lessor's prior written consent. No transfer, sublease or assignment of this Lease or of the cars shall relieve Lessee from any of its obligations to Lessor under this Lease.

         Notwithstanding the foregoing paragraph, Lessee shall have the right to sublease any of the cars for single trips to its customers or suppliers, and to cause each car so subleased to be boarded or placarded with the name of the sublessee in accordance with the provisions of the demurrage tariffs lawfully in effect, where the sole purpose of such subleasing is to obtain an exemption from demurrage for said cars so subleased; provided, however, that notwithstanding any such sublease, Lessee shall continue to remain liable to Lessor for the fulfillment of Lessee's obligations under this Lease; and, provided further, that Lessor shall have the right, at any time, to withdraw the privilege of subleasing hereinabove granted to Lessee.

                       ARTICLE 8: MAINTENANCE AND REPAIRS

A. MAINTENANCE RESPONSIBILITY

         Lessee shall, at its expense, maintain, repair and keep the cars (i) according to prudent industry practice and in all material respects, in good working order, and in good physical condition for cars of a similar age and usage, normal wear and tear excepted, (ii) subject to clause (i) and (ii) in a manner in all material respects consistent with maintenance practices used by Lessee, as applicable, in respect of any cars owned by Lessee, and (iii) in accordance in all material respects with all manufacturer's warranties in effect and in accordance with all applicable provisions, if any, of insurance policies required to be maintained pursuant to Article 10 and (iv) in compliance in all material respects with any applicable laws and regulations from time to time in effect, including the Interchange Rules, FRA rules and regulations as they apply to the maintenance and operation of cars in interchange. In no event shall Lessee discriminate in any material respect as to the use or maintenance of any car (including the periodicity of maintenance or record keeping in respect of such car) as compared to equipment of similar nature which Lessee owns or net leases. Lessee will maintain in all material respects all records, logs and other materials required by relevant industry standards or any governmental authority

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having jurisdiction over the cars required to be maintained in respect of any car, all as if Lessee were owner of such cars,

B. ALTERATIONS

         Lessee shall not alter the physical structure of any of the cars without the prior written approval of Lessor. Any modification, alteration or addition to the cars required by any governmental law, rule, regulation, requirement or the Interchange Rules shall be Lessee's responsibility and at its expense.

C. RESPONSIBILITY FOR LOST, DESTROYED OR DAMAGED CARS

         If any of the cars, or any part thereof, shall be lost, destroyed or damaged, Lessee shall be responsible for, and shall indemnify Lessor and hold Lessor harmless from (as provided in Article 9 hereof), the loss, destruction or damage to the cars, or part thereof, during the term.

         Notwithstanding anything contained herein to the contrary, Lessee shall be responsible for, and the provisions of this Paragraph C of Article 8 shall apply to, the loss, destruction or damage to a car or any part thereof during the term which shall: (a) be occasioned by the misuse or negligence of Lessee, its consignee, agent or sublessee, (b) occur while such car is on the tracks of Lessee or any private siding or track, or on the track of any railroad that does not subscribe to, or fails to meet its obligations under, the Interchange Rules or any private or industrial railroad, or (c) be caused by any commodity which may be transported or stored in or on such car.

         Lessee shall notify Lessor of the loss or destruction of any of the cars within two (2) days after the date of such event. If a car is lost or destroyed, Lessor shall, at its option, have the right to: (a) substitute for such car another car of the same type, capacity and condition; provided, however, that the rental rate for a substituted car for each month after such car is delivered to Lessee shall be determined in accordance with the Rider(s), or (b) withdraw the car from this Lease, and, therefore, reduce the number of cars leased hereunder.

D. LININGS AND COATINGS

         The application, maintenance and removal of interior protective linings and coatings in cars so equipped is the responsibility of Lessee.

E. INTERIOR PREPARATION FOR COMMODITIES

         Any cleaning or special preparation of the interior of cars to make them suitable for the shipment of commodities by or for Lessee during the term of the lease shall be done at Lessee's expense unless otherwise agreed.

                      ARTICLE 9: INDEMNIFICATION BY LESSEE

A. DAMAGES, LOSSES AND INJURIES DUE TO OPERATION OF THE CARS

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         Lessee shall defend (if such defense is tendered to Lessee), indemnify and hold Lessor harmless from and against and does hereby release Lessor from all claims, suits, liabilities, losses, damages, cost and expense, including attorney's fees, in any way arising out of, or resulting from, the condition, storage, use, loss of use, maintenance or operation of the cars, or any other cause whatsoever. In all cases to which this indemnity agreement applies, Lessee's obligation shall be to indemnify Lessor for the full amount of the claim, suit, liability, loss, damage, cost or expense involved and principles of comparative negligence shall not apply.

         Lessor and Lessee shall cooperate with and assist each other in any reasonable manner requested, but without affecting their respective obligations under this Article or Article 8, to establish proper claims against parties responsible for the loss, destruction of or damage to, the cars.

          For the purpose of this Lease, the amount of loss resulting from the loss or destruction of a car shall be measured by its Settlement Value as determined immediately prior to the time of such loss or destruction. The "Settlement Value" of a car shall be determined by application of Rule 107 of the Interchange Rules.

B. LOSSES TO AND DAMAGES CAUSED BY COMMODITIES

         Lessor shall not be liable for any loss of, or damage to, commodities, or any part thereof, loaded or shipped in the cars, however such loss or damage shall be caused or shall result; and Lessee shall be responsible for, indemnify Lessor against and save Lessor harmless from, any such loss, damage or claim therefor. In the event any of the cars, fittings or appurtenances thereto, including all interior lading protective devices, special interior linings and removable parts, if any, shall become damaged by any commodity loaded therein, Lessee shall be responsible for such damage, and shall indemnify Lessor against and save Lessor harmless from. any such loss, damage or claim therefor according to the same terms of indemnification set forth in Paragraph A of Section 9.

C. LOSS OF USE OF CAR

         Notwithstanding any provision contained herein to the contrary, Lessor shall not be liable to Lessee for any damages, costs or losses which result from the loss of the use of any of the cars for any reason whatsoever.

D. TAX INDEMNITY

         Lessee acknowledges that the Rental Amount provided for in the Rider(s) is computed on the assumptions that (a) Lessor or a third-party (the "Owner Participant") and the affiliated group of corporations (as defined in
Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code") of which it (or its owners) is a member (all references to Lessor or Owner Participant in this Article include such affiliated group) shall be treated for United States federal income tax purposes (and to the extent allowable for state and local tax purposes) as the owner of the cars and will be entitled to full depreciation deductions based on Lessor or Owner Participant's total cost of the Equipment under (i) applicable Sections of the Internal Revenue

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Code of 1986, as amended (the "Code"), in amounts equal to the most accelerated method, shortest recovery period and applicable convention allowed under the Code and (ii) accelerated cost recovery deductions for state and local income tax purposes in effect at the time each Rider is entered into (such deductions being referred to hereinafter as "Tax Benefits"), and (b) all deductions or credits allowable to Lessor or Owner Participant with respect to the cars will be treated as derived from or allocable to sources within the United States. If, as a result of any act or failure to act of Lessee (including the use of the cars outside of the United States) or any physical damage to or loss, or governmental taking of the cars, Lessor or Owner Participant shall (x) lose, have recaptured or disallowed, or not be entitled to the full use of the Tax Benefits, or (y) have its tax increased or accelerated on account of recomputation or recapture of such Tax Benefits in any year or years pursuant to the provisions of the Code (each of the events referred to in (x) and (y) above being referred to as a "Loss"), then Lessee shall pay to Lessor upon demand, a sum which, on an After Tax Basis, shall be sufficient to restore Lessor or Owner Participant to the same position Lessor or Owner Participant would have been in had such Loss not been incurred after taking into account all relevant factors. For the purpose of this Article, a Loss shall occur upon the earlier of (1) the payment by Lessor or Owner Participant to the. Internal Revenue Service of the tax increase resulting from such Loss or (2) the adjustment of the tax return of Lessor or Owner Participant to reflect such Loss. If the Owner Participant has transferred ownership of the cars to Lessor, all references in this paragraph to Owner Participant shall be deemed to be references to Lessor with respect to any loss for any period after such transfer.

                              ARTICLE 10: INSURANCE

         Lessee shall maintain at all times on the cars, at its expense, "all-risk" physical damage insurance and comprehensive commercial general liability insurance (covering bodily injury, property damage and pollution exposures, including, but not limited to, contractual liability and products liability) in such amounts, against such risks, in such form and with such insurers as shall be satisfactory to Lessor from time to time; provided, that the amount of "all-risk" physical damage insurance shall not on any date be less than the full replacement value of the cars as of such date. Such insurance policy will, among other things, name Lessor as an additional named insured or as loss payee (as the case may be), require that the insurer give Lessor at least thirty (30) days prior written notice (at the address for notice to Lessor set forth herein) of any alteration in or cancellation of the terms of such policy, and require that the interests of Lessor be continually insured regardless of any breach of or violation by Lessee of any warranties, declarations or conditions contained in such insurance policy. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact coupled with an interest for the sole purposes of making claim for, receiving payment of, and executing any and all documents that may be required to be provided to the insurance carrier in substantiation of any claim for loss or damage to the cars or related to the Lease under said insurance policies, and endorsing Lessee's name to any and all drafts or checks in payment of such applicable loss proceeds; provided that Lessor shall not exercise the foregoing power of attorney except at such time as Lessee is in default hereof, following Lessee's failure or refusal to take the applicable action after receipt of Lessor's written demand therefor. Prior to the Delivery Date and from time to time thereafter, Lessee shall furnish to Lessor an original certificate or other evidence satisfactory to Lessor that such insurance coverage is in effect, provided, however, that Lessor shall be under no duty to

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ascertain the existence or adequacy of such insurance. The insurance maintained by Lessee shall be primary without any right of contribution from insurance which may be maintained by Lessor. The obligations of Lessee under this Article shall be independent of all other terms under this Lease and shall in no event relieve Lessee from any indemnity obligation hereunder.

                       ARTICLE 11: TAXES AND OTHER CHARGES

         Except as otherwise hereinafter provided, Lessee shall pay and indemnify and hold Lessor (and each person who is in turn indemnified by Lessor) harmless from any and all

         (a) taxes including, without limitation, any taxes (withholding or otherwise) imposed by Canada or any province thereof or any governmental or administrative subdivision thereof, sales and/or use taxes, gross receipts, franchise, single business and personal property taxes and
         (b) license fees, assessments, charges, fines, levies, imposts, duties, tariffs, customs, switching, demurrage, track storage, detention, special handling and empty mileage charges,

  including penalties and interest thereon, levied or imposed by any foreign, Federal, state or local government or taxing authority, railroad or other agency upon or with respect to the cars, or Lessor (or any such person) in connection with the cars or the lease thereof hereunder, and Lessee shall prepare and file all returns and reports required in connection with the foregoing arid shall furnish copies thereof to Lessor upon request.

         Notwithstanding the foregoing, Lessee shall not be responsible for any tax imposed by the United States or any state or governmental subdivision thereof which is measured solely by Lessor's (or any such person's) net income, unless such tax is in substitution for or releases Lessee from the payment of any taxes for which Lessee would otherwise be obligated under
Article 11.

               ARTICLE 12: LESSOR'S RIGHT TO ASSIGN, SUBORDINATION

         All rights of Lessor hereunder may be assigned, pledged, mortgaged, leased, transferred or otherwise disposed of, either in whole or in part, and/or Lessor may assign, pledge, mortgage, lease, transfer or otherwise dispose of title to the cars, with or without notice to Lessee. As a condition to any such assignment, pledge, mortgage, lease, transfer or other disposition, Lessor shall have entered into a management agreement with the assignee, pledgee, mortgagee, lessor, or other holder of legal title to or security interest in the cars for purposes of allowing such assignee, pledgee, mortgagee, lessor or other holder of legal title to or security interest in the cars to perform Lessor's obligations hereunder. In the event of any such assignment, pledge, mortgage, lease, transfer or other disposition, this Lease and all rights of Lessee hereunder or those of any person, firm or corporation who claims or who may hereafter claim any rights in this Lease under or through Lessee, are hereby made subject and subordinate to the terms, covenants and conditions of any assignment, pledge, mortgage, lease, or other agreements covering the cars heretofore or hereafter created and entered into by Lessor, its successors or assigns and to all of the rights of any such assignee, pledgee, mortgagee, lessor, transferee or

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other holder of legal title to or security interest in the cars. During the term of this Lease no such assignee, pledgee, mortgagee, lessor, transferee or other holder of legal title to or security interest in the cars shall interfere with the quiet use, possession and enjoyment of the cars by Lessee provided that no event of default or termination event (however described) shall have occurred under such assignment, pledge, mortgage, lease or other agreement and provided that no event of default or termination event (however described) has occurred under this Lease and provided further that the exercise by assignee, pledgee, mortgagee, lessor, transferee or other holder of legal title to or security interest in the cars of their respective rights under or in connection with such assignment, pledge, mortgage, lease or other agreement or this Lease shall not constitute such an interference. Lessee hereby agrees that Lessor or such assignee, pledgee, mortgagee, lessor, transferee or other holder of legal title to or security interest in the cars may terminate this Lease simultaneously with the termination of any such assignment, pledge, mortgage, lease or other agreement and that upon such termination, Lessee shall redeliver the cars to Lessor. Any sublease or assignment of the cars permitted by this Lease that is entered into by Lessee or its successors or assigns shall contain language which expressly makes such assignment or sublease subject to the subordination contained herein. At the request of Lessor or any assignee, pledgee, mortgagee, lessor, transferee or other holder of the legal tithe to or security interest in the cars, Lessee, at Lessor's expense, shall letter or mark the cars to identify the legal owner of the cars and, if applicable. place on each side of each car, in letters not less than one inch in height, the words "Ownership Subject to a Security Lease Filed with the Surface Transportation Board" or other appropriate words reasonably requested.

         In the event that Lessor assigns its interest in this Lease, Lessee, at the request of Lessor, shall execute and deliver to Lessor an Acknowledgment of Assignment of Lease in form satisfactory to Lessor and upon such request and execution furnish to Lessor an opinion of counsel that such Acknowledgment has been duly authorized, executed and delivered by Lessee and constitutes a valid, legal and binding instrument, enforceable in accordance with its terms.

                          ARTICLE 13: DEFAULT BY LESSEE

         If Lessee defaults in the payment of any sum of money to be paid under this Lease and such default continues for a period of ten (10) days after written notice to Lessee of such default; or if Lessee fails to perform any covenant or condition required to be performed by Lessee which failure shall not be remedied within ten (10) days after notice thereof by Lessor to Lessee; or if Lessee shall dissolve, make or commit any act of bankruptcy, or if any proceeding under any bankruptcy or insolvency statute of any laws relating to relief of debtors is commenced by Lessee, or if any such proceeding is commenced against Lessee and same shall not have been removed within thirty (30) days of the date of the filing thereof, or if a receiver, trustee or liquidator is appointed for Lessee or for all or a substantial part of Lessee's assets with Lessee's consent, of if, without Lessee's consent, the same shall not have been removed within thirty (30) days of the date of the appointment thereof; or if an order, judgment or decree be entered by a court of competent jurisdiction and continue unpaid and in effect for any period of thirty (30) consecutive days without a stay of execution; or if a writ of attachment or execution is levied on any car and is not discharged within ten (10) days thereafter, Lessor may exercise one or more of the following remedies with respect to the cars:

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         1.       Immediately terminate this Lease and Lessee's right hereunder;

         2. Require Lessee to return the cars to Lessor at Lessee's expense, and if Lessee fails to so comply. Lessor may take possession of such cars without demand or notice and without court order or legal process. Lessee hereby waives any damages occasioned by such taking of possession whether or not Lessee was in default at the time possession was taken, so long as Lessor reasonably believes that Lessee was in default at such time; Lessee acknowledges that it may have a right to notice of possession and the taking of possession with a court order or other legal process. Lessee, however, knowingly waives any right to such notice of possession and the taking of such possession without court order or legal process;

         3. Lease the cars to such persons, at such rental and for such period of tine as Lessor shall elect. Lessor shall apply the proceeds from such leasing, less all costs and expenses incurred in the recovery, repair, storage and renting of such cars, toward the payment of Lessee's obligations hereunder. Lessee shall remain liable for any deficiency, which, at Lessor's option, shall be paid monthly, as suffered, or immediately or at the end of the Lease term as damages for Lessee's default;

         4. Bring legal action to recover all rent or other amounts then accrued or thereafter accruing from Lessee to Lessor under any provision hereunder;

         5.       Pursue any other remedy which Lessor may have.

         Each remedy is cumulative and may be enforced separately or concurrently. In the event of default, Lessee shall pay to Lessor upon demand all costs and expenses including reasonable attorneys' fees expended by Lessor in the enforcement of it rights and remedies hereunder, and Lessee shall pay interest on any amount owing to Lessor from the time such amount becomes due hereunder at a rate per annum equal to three percentage points above the prime rate of Chase Manhattan Bank (or its successor), such rate to be reduced, however, to the extent it exceeds the maximum rate permitted by applicable law. In addition, Lessee shall, without expense to Lessor, assist Lessor in repossessing the cars and shall, for a reasonable time if required, furnish suitable trackage space for the storage of the cars.

         If Lessee fails to perform any of its obligations hereunder, Lessor, at Lessee's expense, and without waiving any rights it may have against Lessee for such nonperformance, may itself render such performance. Lessee shall reimburse Lessor on demand for all sums so paid by Lessor on Lessee's behalf, together with interest at a rate equal to three percentage points above the prime rate of Chase Manhattan Bank (or its successor), such rate to be reduced however, to the extent it exceeds the maximum rate permitted by applicable law.

                       ARTICLE 14: DELIVERY AT END OF TERM

         Lessee shall not deliver the cars prior to the end of the term without the prior written consent of Lessor. Notwithstanding anything contained herein to the contrary. Lessee shall not

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load any car leased hereunder during the final fifteen (15) days of the term, except as otherwise provided in the Rider(s).

         At the end of the term, Lessee, at its expense, shall deliver each car to Lessor, or to a subsequent lessee, at the point designated by Lessor, empty, free from residue, and in the same good order and condition as it was delivered by Lessor to Lessee, ordinary wear and tear excepted. Lessee, at its expense, shall remove or cause to be removed from the cars any of Lessee's special advertising, lettering or other markings. Lessee shall, on demand, reimburse Lessor for the expense of cleaning any car that contains residue or such other cost which may be incurred to place a car in the condition describes above.

         If any car is not redelivered to Lessor or not delivered to a subsequent lessee on or before the date on which the term ends, or in the event that a car so delivered is not in the condition required by this
Article 14, Lessee shall pay rental for each day that each car is not delivered as required herein or until each car is delivered in the condition required, at a prorated monthly rental rate determined in accordance with the monthly rental rate set forth in the Rider(s). Lessee shall pay to Lessor on or before the last day of each month the amount lessee is obligated to pay to Lessor for such month under this Article 14. In addition to any other indemnity provided herein and any payments to be made to Lessor hereunder, Lessee shall also indemnify and hold Lessor harmless from and against all losses, injuries, liabilities, claims and demands whatsoever, including those asserted by a subsequent lessee arising out of or as a result of such late delivery or failure to deliver in the condition required.

                   ARTICLE 15: WARRANTIES AND REPRESENTATIONS

         LESSOR MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO THE CONDITION, MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE OF ANY OTHER MATTER CONCERNING THE CARS. LESSEE HEREBY WAIVES ANY CLAIM IT MIGHT HAVE AGAINST LESSOR FOR ANY LOSS, DAMAGE OR EXPENSE CAUSED BY THE CARS OR BY ANY DEFECT THEREIN. Lessee shall be solely responsible for determining that the specifications and design of any car are appropriate for the commodities therein. During the period of any lease hereunder in which Lessee renders faithful performance of its obligations, Lessor hereby assigns to Lessee any factory or dealer warranty, whether express or implied, or other legal right Lessor may have against the manufacturer in connection with defects in the cars covered by this Lease.

                         ARTICLE 16: OPINION OF COUNSEL

         Lessee, on or before the execution of this Lease, shall furnish to Lessor an opinion of Lessee's counsel, satisfactory to counsel for Lessor and in form and substance satisfactory to such counsel, that as of the date of the Lease:

         1. Lessee is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of South Dakota and is either duly qualified to do business and is in good standing in such other jurisdictions in which the business and activities of Lessee require such qualification or its failure to so qualify in such other jurisdiction will not have a material adverse impact on this Lease.

         2.       Lessee has full corporate power to enter into this Lease.

         3. The Lease has been duly authorized, executed and delivered by Lessee and constitutes a valid, legal and binding agreement, enforceable in accordance with its terms.

         4. No approval is required by Lessee from any governmental or public body or authority with respect to the entering into or performance of this Lease.

         5. The entering into and performance of this Lease will not conflict with, or result in a breach of, the terms, conditions or provision of any law or any regulations, order, injunction, permit, franchise or decree of any court or governmental instrumentality.

         6. The entering into and performance of this Lease will not conflict with, or result in a breach of, the terms, conditions or provisions of any indenture, agreement or other instrument to which Lessee is party or by which it or any of its property is bound.

                         ARTICLE 17: RIGHT OF INSPECTION

         Lessor, or its assignee, shall, at any reasonable time and without interfering with Lessee's operations, have the right to inspect the cars by its authorized representative wherever they may be located for the purpose of determining compliance by lessee with its obligations hereunder. Lessee shall use its best effort to obtain permission, if necessary, for Lessor or its representative to enter upon any premises where the cars may be located.

                         ARTICLE 18: REPORT AND NOTICES

A. NOTIFICATION OF LIENS

         Lessee shall notify Lessor, in writing, within three (3) days after any attachment, lien (including any tax and mechanics' liens) or other judicial process attaches to the cars.

B. REPORT OF LOCATION

         Within five (5) days after receipt of written demand from Lessor, Lessee shall give Lessor written notice of the approximate location of the cars.

                        ARTICLE 19: ASSIGNMENT OF RIGHTS

         Except as otherwise provided in Article 12 and Paragraph C of
Article 7, this Lease shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

                          ARTICLE 20: GOVERNMENTAL LAWS

         Lessee shall comply with all governmental laws, rules, regulations, requirements and the Interchange Rules (herein collectively referred to as the "Rules") with respect to the use, operation and maintenance of any interior lading protective devices, special interior linings or removable parts. Lessee, at its expense, shall further comply with the Rules in the event such Rules require a change or replacement of any equipment or appliance on the cars or in case any additional or other equipment or appliance is required to be installed on the cars.

         ARTICLE 21: USE OF CARS ON CERTAIN ROAD UNDER AAR CIRCULAR OT-5

         Lessor shall have no responsibility and it shall be Lessee's sole responsibility to obtain from any railroad all the necessary authority to place the cars in service under the provisions of AAR Circular OT-5 as promulgated by the AAR and all supplements thereto and reissues thereof or subsequent directives (such authority hereinafter called "consent(s)"). Lessor shall not be liable for Lessee's failure to obtain such consents for any reason whatsoever and this Lease shall remain in full force and effect notwithstanding any failure of Lessee to obtain such consents.

                       ARTICLE 22: ADMINISTRATION OF LEASE

         Lessee agrees to make available to Lessor information concerning the movement of the cars reasonably required for the efficient administration of this Lease.

         Lessee agrees to cooperate with Lessor for the purpose of complying with any reasonable requirements of any lender, the Surface Transportation Board or the provisions of Article 9 of the Uniform Commercial Code provided such cooperation does not materially affect the rights of liabilities or Lessee hereunder.

                            ARTICLE 23: MISCELLANEOUS

A. ENTIRE AGREEMENT

         This Lease, together with any and all exhibits attached hereto, constitutes the entire agreement between Lessor and Lessee and it shall not be amended, altered or changed except by written agreement signed by the parties hereto. No waiver of any provision of this Lease nor consent to any departure by Lessee therefrom shall be effective unless the same shall be in writing signed by both parties, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

B. GOVERNING LAW

         This Lease shall be interpreted under and performance shall be governed by the laws of the State of Texas.

G. CONFLICT WITH INTERCHANGE RULES

         In the event the Interchange Rules conflict with any provision of this Lease, this Lease shall govern.

D. RIDERS AND EXHIBITS

         All Riders and Exhibits attached hereto are incorporated herein by this reference.

E. PAYMENTS

         All payments to be made under this Lease shall be made at the addresses set forth in Article 6.

F. SEVERABILITY

         If any term or provision of this or the application thereof shall, to any extent, be invalid or unenforceable, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Lease, and this Lease shall be valid and enforced to the fullest extent permitted by law.

G. HEADING

         The headings that have been used to designate the various Sections and Articles hereof are solely for convenience in reading and ease of reference and shall not be construed in any event or manner as interpretive or limiting the interpretation of the same.

H. SURVIVAL

         All indemnities contained in this Lease shall survive the termination hereof. In addition, the obligation to pay any deficiency as well as the obligation for any and all other payments by Lessee to Lessor hereunder shall survive the termination of this Agreement or the Lease Contained herein.

                        ARTICLE 24: ADDRESSING OF NOTICES

         Any notice required or permitted hereunder shall be in writing and shall be delivered to the respective parties hereto by personal delivery thereof or by telegram, telex, telecopier or deposit in the United States mail as a certified matter, return receipt requested, postage prepaid, and addressed to the respective parties as follows, unless otherwise advised in writing.

Lessee to Lessor:                      Lessor to Lessee:

Trinity Industries Leasing Company     South Dakota Soybean Processors
70 West Madison Street, Suite 1960     100 Caspian Avenue
Chicago, Illinois 60602-4391           Volga, South Dakota 57071-9006


ATTN:    Thomas C. Jardine             ATTN:    Rodney Christianson
         Vice President                         Chief Executive Officer

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed and delivered as of the 25th day of February, 2002.

LESSOR: TRINITY INDUSTRIES LEASING COMPANY

By: /s/ Thomas C. Jardine
    -----------------------------------
         Thomas C. Jardine
         Vice President


ATTEST:

By: /s/ Neil O. Shoop
    -----------------------------------
         Assistant Secretary


LESSEE: SOUTH DAKOTA SOYBEAN PROCESSORS

By: /s/ Rodney Christianson
    -----------------------------------

Title: CEO


ATTEST:

By: /s/ Roxanne Knapp
    -----------------------------------

THE STATE OF TEXAS       )
                         )
COUNTY OF DALLAS         )

    Before me, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Thomas G. Jardine, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said Trinity Industries Leasing Company, a Delaware corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

    Given under my hand and seal of office this the 27 day of FEBRUARY, 2002.

 /s/ Brandie Howard
---------------------------------------
Notary Public                                                 [SEAL]
My Commission Expires: 12/28/05
                       --------

THE STATE OF SOUTH DAKOTA )
                          )
COUNTY OF BROOKINGS       )

    Before me, the undersigned, a Notary Public in and for said County and State, on this day personally appeared RODNEY CHRISTIANSON known to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me treat the same was the act of the said South Dakota Soybean Processors, a South Dakota corporation, and that he executed the same as the act of such corporation far the purposes and consideration therein expressed, and in the capacity therein stated.

    Given under my hand and seal of office this the 25 day of FEBRUARY, 2002.

/s/ Beverly Kleinjan
---------------------------------------
Notary Public                                                 [SEAL]
My Commission Expires: OCTOBER 20, 2006

                                    EXHIBIT A

                    CERTIFICATE OF ACCEPTANCE OF RAILROAD CAR


         This Certificate relates to the railroad cars listed below leased by Trinity Industries Leasing Company, to South Dakota Soybean Processors under a Lease Agreement for one hundred (100) railroad cars dated February 12, 2002 into which this certificate is incorporated (by Article 3 thereof).

Railcar Numbers
---------------











         Lessee hereby certifies that the railcars listed above were delivered to and received by Lessee, inspected, determined to be acceptable under the applicable standards (set forth in Article 3 of the Lease Agreement); and Lessee hereby certifies its acceptance of the railcars as of
___________________.

LESSEE:  SOUTH DAKOTA SOYBEAN PROCESSORS

BY:
         -----------------------------------------------------

TITLE:
         -----------------------------------------------------

                RIDER ONE (1) TO RAILROAD CAR NET LEASE AGREEMENT


         Effective this 12TH day of FEBRUARY, 2002, this Rider shall become a part of the Railroad Car Net Lease Agreement between Trinity Industries Leasing Company, Lessor, and South Dakota Soybean Processors, Lessee, dated February 12, 2002 and the cars described herein shall be leased to Lessee, subject to the terms and conditions in said Railroad Car Net Lease Agreement, during the term and for the rental shown below:

                                                                              Approximate               Base
       Number                                                                   Capacity               Monthly
         of                                                                  (gallonage or             Rental
        Cars                         Type and Description                     cubic feet)             (Per Car)
         100           AAR211A100W1 insulated and exterior coiled tank       29,188 gallons            $383.00
                                                                                                        ------
                       car; marked SDPX and numbered 97001 through
                       97100.

SDSP "Large" Logo is included in price.

PLACE OF DELIVERY - Lessor shall cause the cars to be delivered to Lessee at Volga, South Dakota.

         Lessor and Lessee agree that this Rider shall constitute a separate Lease which incorporates the terms of the above referenced Railroad Car Lease Agreement. This Rider shall be severable from any other cars or riders relating to the above referenced Railroad Car Lease Agreement and shall become a separate lease which is separately transferable for all purposes.

         The minimum rental period for the cars leased hereunder shall be 216 months, and the cars shall continue under lease thereafter for successive twelve (12) month terms, al the same rate and under the same conditions, unless notice, in writing, requesting cancellation shall be given by either party to the other at least sixty (60) days prior to expiration or the initial term or any successive term for cars covered by this Rider. Thereafter, this Rider shall terminate automatically upon the date of release of the last car covered by this Rider.

TRINITY INDUSTRIES LEASING COMPANY

By:  /s/ Thomas C. Jardine
     ----------------------------------
         Thomas C. Jardine
         Vice President

SOUTH DAKOTA SOYBEAN PROCESSORS

By:  /s/ Rodney Christianson
     ----------------------------------
         Title: CEO